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                                                                   EXHIBIT 23.1

                        CONSENT OF PANNELL KERR FORSTER

  We hereby consent to the incorporation by reference in the Registration Statements of Aura Systems, Inc. on Form S-3 (File Nos. 333-1315 and 33-75160) and Form S-8 (File No. 33-66982) of our report dated June 11, 1997, on our audits of the consolidated financial statements of Aura Systems, Inc. as of February 28, 1997, February 29, 1996, and February 28, 1995, and for each of the three years then ended, which report appears in Form 10-K of Aura Systems, Inc. for the fiscal year ended February 28, 1997.

                                          /s/ Pannell Kerr Forster

Los Angeles, California
June 13, 1997